Pacific Premier Bancorp
December 13, 2016, 11:00 a.m. Eastern

Pacific Premier Bancorp
Conference Call
December 13, 2016 at 11:00 a.m. Eastern

CORPORATE PARTICIPANTS Steven Gardner, Chairman and CEO Ron Nicolas, Chief Financial Officer

PRESENTATION

Operator
Good morning and welcome to the Pacific Premier Bancorp Conference Call. All participants will be in listen‑only mode. Should you need assistance, please signal a conference specialist by pressing the star key, followed by 0. After today’s presentation, there will be an opportunity to ask questions. To ask a question, you may press star, then 1 on your telephone keypad. Please note this event is being recorded.

I would now like to turn the conference over to Steven Gardner, Chairman and CEO. Please go ahead, sir.

Steven Gardner
Thank you, Chad. Good morning, everyone. I appreciate you joining us today. As you’re all aware, earlier this morning we announced the signing of a definitive agreement to acquire Heritage Oaks Bancorp. I’m going to walk through the details of the transaction, and then Ron Nicolas and I will open up the call to questions. There is a slide presentation about the transaction that I will be speaking to, and you can find that on the front page of our Investor Relations website at www.ppbi.com. We have included our customary statement regarding forward‑looking comments, and I would encourage you to read through those.

I’m going to start with Slide 3 of the investor presentation. As we’ve stated many times over the past few years, acquisitions are a core part of our growth strategy. We have a well-honed process in place for identifying, analyzing, negotiating, and structuring acquisitions that can enhance the value of our franchise and benefit all of our shareholders. We’ve completed seven acquisitions over the past five years, and they’ve all contributed to an increase in our earnings power and created a more diversified and valuable commercial banking franchise. In each case, we’ve been successful in retaining key personnel from the acquired institutions and keeping the client relationships intact, which has resulted in timely integrations that have allowed us to fully capitalize on the synergies we projected.

We are excited to come to an agreement with Heritage Oaks Bancorp, which has built a highly attractive, relationship‑based business banking franchise with $2 billion in assets. This acquisition will enable us to enter the California Central Coast, a deposit‑rich market with attractive demographics, and presents further growth opportunities for the combined company. We were particularly attracted to Heritage Oaks’ high quality, low-cost core deposit franchise, which will further improve our overall funding base. Thirty‑five percent of their deposits are non‑interest bearing, and more than 85 percent are non‑maturity deposits with a cost of just 22 basis points. The economics of this transaction are compelling for our shareholders.

We expect modest EPS accretion in 2017 and 5.2 percent EPS accretion in 2018, our first full year of combined operations. The transaction will be accretive to our tangible book value per share at closing.

Turning to Slide 4, you can see the strong position that Heritage Oaks has built in these markets. There’s been a significant amount of disruption over the past decade, with many of the local institutions being acquired by larger regional and national banks. Heritage Oaks has taken advantage of this disruption to build the second largest deposit market share in San Luis Obispo County and the seventh largest in Santa Barbara County.

Turning to Slide 5, we’ve summarized some of the key economic drivers of the Central Coast area. The market is both vibrant and diverse and presents us a number of opportunities to grow organically. It’s a deep market for small businesses, with a significant percentage of the enterprises engaged in agriculture, tourism, and supporting industries. By adding the Heritage Oaks client base, we will further diversify our loan portfolio from a product set and geographic standpoint. The demographic profile of this market is very attractive, with household income being well above the national average.

On Slide 6, we have an overview of the transaction and the assumptions we are modeling. The structure of this acquisition is 100 percent stock at a fixed exchange ratio, with an aggregate transaction value of approximately $406 million. We have included a number of the financial metrics within the presentation materials, so I will not list them all here. The transaction will be accretive to our tangible book value per share at closing and accretive to EPS. We will be adding three directors from Heritage Oaks, including their President and CEO, Simone Lagomarsino. We expect the transaction to close late in the first quarter or early second quarter of 2017. With no branch overlap, most of the cost savings will result from eliminating redundant back office expenses, and we estimate that the total cost savings will be approximately 26½ percent of Heritage Oaks’ non‑interest expense.

While we are not modeling any revenue synergies, historically we’ve been able to redeploy excess liquidity fairly quickly and to extract value from the targets we acquire as we implement our disciplined sales management practices that have been a key driver of our organic growth. Heritage Oaks has excellent credit quality, and, preliminarily, we are expecting a fair value mark on their loan portfolio of approximately 1.6 percent at closing. And lastly, following this acquisition, we’ll remain well capitalized, with sufficient capital to continue executing on both our organic growth and acquisition strategies.

On Slide 7, we summarize the complementary nature of both organizations. At the core, we are both relationship‑based banks that serve small and middle market businesses. Heritage Oaks has an attractive book of business in agriculture lending, which will represent a new product line for us. Both companies have a low‑cost, core deposit base with a high percentage of non‑interest bearing deposits coming from our relationship approach to commercial banking, and this acquisition will significantly improve our scale and operational efficiencies and allow us to better leverage our capital in infrastructure, which we expect will result in improved returns and profitability over time.

Moving to Slide 8, we highlight the loan and deposit portfolios and the pro forma mix of the merged organization. Heritage Oaks has $1.3 billion in total loans that are well diversified. On a pro forma basis, we will have $4.4 billion in total loans, with an average yield of 5.12 percent. As we’ve stated, the deposit base is very attractive, with 35 percent of the deposits in non‑interest bearing, with a total cost of 22 basis points. On a pro forma basis, our cost to deposits falls to 26 basis points.

On Slide 9, we provide some concluding thoughts. Over the past few years, we’ve had many discussions with our investors and analysts about the types of acquisitions we target. We are only interested in companies that are culturally compatible, have similar relationship banking business models, and wherein we have confidence that we can retain the key personnel and client relationships. We want our acquisitions to allow us to expand in favorable economic markets that have attractive demographics. They need to complement our business banking strategy. Our due diligence must be rigorous, our analysis disciplined, and our model assumptions reasonable. Lastly, the pricing and structure of the transaction has to benefit our shareholders from both a short‑term and long‑term perspective.

This transaction meets all of those criteria and is compelling, both from a strategic and financial standpoint. It will result in a $6 billion business banking franchise with a footprint stretching from Santa Rosa to San Diego, California, some of the best markets in the country. We view Heritage Oaks as a high quality, low-risk franchise with a very attractive low-cost deposit base. The significant due diligence we have performed confirms this, and we’re planning on retaining key leadership and relationship managers to minimize any disruptions in operations. It will put us in an excellent position to continue growing the company and ultimately improve our ability to enter Los Angeles County, either through acquisitions or organic expansion. And it’s another opportunity for us to do what we do best, deploy our capital in a way that will generate enhancements in our level of profitability and create additional shareholder value. In summary, this transaction is another significant step in the strategic plan we have developed to build Pacific Premier into one of the leading commercial banking franchises in California.

We have some additional financial details in the Appendix, but, with that, we would be happy to answer any questions you may have. Chad, can you please explain to everyone how to get into the queue for questions?

QUESTIONS AND ANSWERS

Operator
Certainty. We will now begin the question‑and‑answer session. To ask a question, you may press star, then 1 on your telephone keypad. If you’re using a speakerphone, please pick up your handset before pressing the keys. To withdraw your question, please press star, then 2. At this time, we will pause momentarily to assemble our roster.

The first question comes today from Jackie Bohlen with KBW. Please go ahead.

Jackie Bohlen
Hi, Steve, good morning.

Steve Gardner
Hi, Jackie.

Jackie Bohlen
Just a little bit on the closing timing. It seems to be a rather quick close time, so how are you thinking about that with approvals and getting everything ready and prepared for that?

Steve Gardner
Well, if you look historically, Jackie, we have gotten most of our acquisitions - I wouldn’t say most - we’ve gotten all of our acquisitions closed in a very timely manner and much more quickly than what you typically see from other organizations. It’s because we prepare the merger application concurrently with the definitive agreement and file it shortly thereafter. Given our historic performance, our ability to execute both on operating the bank and on previous acquisitions, I think, gives our regulators a measure of comfort. We keep the regulators informed throughout the process, of the status, as we move through any of the acquisitions, the targets that we’re discussing, and so they’re well prepared for the application when we submit it, and so we certainly expect that we’ll be able to get this acquisition closed either in the latter part of Q1 or early part of Q2.

Jackie Bohlen
Okay. So, then, assuming, say, a March or April close date, what are your thoughts in terms of cost savings? Is it something where you would have a clean run rate by 4Q, or is the end of 2017 a target?

Steve Gardner
No, we’re modeling 60 percent of the cost saves being phased in in 2017 and then 2018 being the first full year of operations of the combined organization. I would think by the end of Q3, we should have most of the cost saves in place.

Jackie Bohlen
Okay. And those are probably - you mentioned redundant back offices, so primarily in compensation and then a little bit in other, just as those work their way out?

Steven Gardner
Yes, systems and the like, that’s correct.

Jackie Bohlen
Okay. And then just one last quick one, and then I’ll step back. Heritage Oaks has had some relatively higher BSA costs related to the consent order that they just had removed. When you looked at your cost savings assumptions, did you use the level of their current expenses, or did you strip out any of that excess since it will already be out by the time 2017 starts?

Steven Gardner
I’ll let Ron go ahead and handle that.

Ron Nicolas
Yes, hi, Jackie. Well, we took a look at it in both ways. Obviously, I think what we’re quoting here as the 26½ percent, we’ve stripped out their cost savings that they had already anticipated related to the BSA, AML, and all of the outside service assistance that they had incurred from an expense standpoint. So our 26½ [percent] excludes the extraordinary BSA and AML expense.

Steven Gardner
And as they had indicated, Jackie, on their earnings conference call at the end of Q3, that was approximately a $2½ million annualized run rate.

Jackie Bohlen
Yes, quite a hefty expense. It’s good that they don’t have to deal with that anymore or you, for that matter.

Steven Gardner
Correct.

Jackie Bohlen
So, okay, I’ll step back now. Thank you.

Steven Gardner
Sure.

Operator
The next question is from Bob Ramsey with FBR. Please go ahead.

Bob Ramsey
Hey, good morning, guys. My first question, I know the press release mentioned that with the acquisition, it provided improved growth opportunities. Maybe you could just expand a little bit on how you’re thinking about the growth potential of the combined franchise and whether that really just has to do with the improved funding and liquidity of the combined franchise or whether there are some interesting lending opportunities from Heritage Oaks or how you’re thinking about it.

Steven Gardner

I think that, certainly as we mentioned, redeploying some of the excess liquidity gives us opportunity here to redeploy that into higher yielding assets, but, really, as we think about it, Bob, it’s that disciplined sales approach that we have developed over the years here at the bank. We’ve seen the benefits of combining our organization with the security bank organization and, in particular, how those sales processes are benefiting the combined organization today, and we expect that to be the case with Heritage Oaks as well.

Bob Ramsey
Okay. And how are you thinking about on a combined run rate go‑forward basis, what’s a good level to think about loan growth, mid‑teens or how are you thinking?

Steven Gardner
I think all that we’ve talked about here over the last couple of years, certainly just the law of larger numbers will begin to impact our growth rates, but we still think that low double digits is reasonable, but, at the same time, we’ve always been cognizant of and conscientious toward loan growth to ensure that we’re putting on good quality assets on the books, that they meet all of our interest rate risk, credit risk, liquidity risk measures, and we’ll continue to manage the balance sheet in that fashion. All of that being said, we’ve still been able to outpace most of our peers when it comes to loan growth, and that’s really testament to the quality of the relationship bankers we have and, again, that disciplined sales process that we are continuously refining and improving, and that really has benefitted our loan and deposit production.

Bob Ramsey
Okay. Shifting gears a little bit, it looks like a good deposit base. I’m wondering if you could comment on how the acquisition impacts the overall rate sensitivity of the bank.

Steven Gardner
We are slightly asset sensitive. Heritage Oaks is also slightly asset sensitive. In our models, there really isn’t much change, not a material change. Combined, we’re still slightly asset sensitive.

Bob Ramsey
Okay. And then maybe what can you tell us about the background of the acquisition? I’m curious when you all began the due diligence process, whether this was negotiated or more of an option process and how it came together.

Steven Gardner
So Simone and I worked together over 20 years ago. Simone and I have served on the Federal Home Loan Bank Board for the last three‑plus years together. We have been talking for more than a year and a half. Heritage Oaks ran a process in the third quarter. It was a competitive process, and I think the totality of our offer structure, pricing, and more particularly the opportunity that their board saw for their shareholders in the future growth and value potential of the combined organization and our ability to effectively execute on acquisition integration was really what the compelling difference was and led them to ultimately select us, and we couldn’t be more excited by it.

Bob Ramsey
Okay. Great. Thank you very much. Appreciate that.

Steve Gardner
Sure.

Operator
Our next question comes from Matthew Clark of Piper Jaffray. Please go ahead.

Matthew Clark
Hey, thanks. Good morning, guys.

Steven Gardner
Hi, Matt.

Ron Nicolas
Good morning.

Matthew Clark
Just curious if you could dig a little deeper within the ag portfolio and maybe give us a breakdown of the mix there in terms of the underlying commodity, and curious whether or not that’s more process oriented or how much in the way of procurement is in there? And, obviously, just the underlying health of the portfolio.

Steven Gardner
We did extensive due diligence and loan file review, both ourselves and then we also used two separate outside third parties, one of which was an ag specialist and has been a consultant in that area, a former banker, for a number of years - decades, which helped us get comfortable around all of the various risks associated with the portfolio. They have some very talented bankers that have originated those loans over a number of years and have grown it thoughtfully, relatively well diversified from nuts to row crops and the like, and so we’re pretty excited about the opportunity, but, just like any of the loan portfolios, we’ll approach it in a thoughtful manner and ensure that we’re comfortable with all of the risks and that we can structure for all of those risks. I just point out the performance of Heritage Oaks’ total portfolio having a very low level of NPAs and have had good, solid asset quality here for a number of quarters.

Matthew Clark
Great. And then I just wanted to clarify the cost savings number that you’re using on the dollar basis annually. Is that roughly $49 million or so?

Steven Gardner
Yes, I think that -

Matthew Clark
In terms of 26½ percent off $49 [million], is that fair?

Steven Gardner
Yes. Right, off of their NIE, that’s right.

Ron Nicolas
I was just going to clarify, yes, it’s about $49 million.

Steven Gardner
Yes. Yes.

Ron Nicolas
But, yes, that’s accurate.

Matthew Clark
Okay. Thank you.

Operator
The next question is from Gary Tenner of D.A. Davidson. Please go ahead.

Gary Tenner
Good morning, guys. I’m sorry for some background noise here. A lot of my questions were asked, but I have one more on the ag portfolio, Steve. In terms of how you think about that one going forward with your sales process, are there any benefits in that particular sector, do you think, or is that more of a traditional relationship banker type business?

Steven Gardner
I think the entire business, whether it’s ag lending, small or middle market lending, commercial real estate, franchise lending, SBA, HOA management, all of the lines of business are still traditionally relationship based. However, our sales approach has allowed us to shorten that sales cycle and contact and be in touch with more potential businesses and clients than maybe banks three, four, five times our size. And that’s really been the key to allow us to have stronger growth rates than maybe some of our peers, and we see the agricultural lending business as being no different in that, yes, it’s a traditional relationship business like all banking. At the same time, I think we’ll benefit from our disciplined sales approach.

Gary Tenner
Okay. Thank you. And then on the credit mark, I know you said 1½ percent or so expected. Curious, is that in any way - is the actual piece of it - did that get any outsized part of that 1½ percent, or is there any part of that that we should be thinking about relative risk as you acquire the bank in that sector versus other loan segments?

Ron Nicolas
Hi, Gary, this is Ron. No, the ag portfolio did not get any unusual or outsized portion of the mark. The mark is a combination of both the credit mark as well as the yield adjustment, and, as Steve mentioned earlier, for the most part, it’s a very clean portfolio, and we were impressed with the overall asset quality of it.

Steven Gardner
Just to clarify, Gary, it’s 1.6 percent - is the mark.

Gary Tenner
1.6 [percent], okay. Thank you. And then just one last question. Obviously, the sidebar to this transaction is by a factor of 2½ or 3 the largest deal you’ve done, I believe. Should we be thinking of $2 billion, plus or minus, as really more of the target going forward given now your size in total assets, or is it more of an opportunistic approach there?

Steven Gardner
It’s an opportunistic approach. We’d certainly consider institutions less than $2 billion.

Gary Tenner
Okay. All right, guys. Congratulations on the deal. Thanks.

Steven Gardner
Thank you.

Ron Nicolas
Thanks.

Operator
Once again, if you’d like to ask a question, please press star, then 1.

The next question comes from Tim Coffey of FIG Partners. Please go ahead.

Tim Coffey
Great. Thank you. Good morning, gentlemen.

Steven Gardner
Hi, Tim.

Tim Coffey
First, Steve, just congratulations on this deal. I know it’s something you’ve put a lot of work into. As a follow‑up on the last question about the size of the transaction, it is one of the bigger ones - the biggest one you’ve done. Are there any special thoughts or approaches that you’re taking to ensuring that this deal follows along with the rest in terms of a timely closing and a smooth integration?

Steven Gardner
Every transaction is different and has unique aspects. At the same time, we’ve developed a very disciplined approach. We have a playbook that we utilize. That playbook has grown over the years. Coming off the security bank acquisition, I really looked at that acquisition, that the resultant bank coming out of it was better, stronger, had more talented bankers, and that’s where we are today. And that’s the similar approach that we’ll take with Heritage Oaks. Our team is naturally larger. We talked about it after the second quarter earnings conference call when we had discussed the number of personnel that we had added throughout the institution, really so that we were in a position to be managing a much larger bank. And part of that is as we approach acquisitions and the integration, and so there’s nothing here that gives me any pause. I’m very encouraged by the work that the team has already done. They’re on the ground in San Luis Obispo as we speak. I’ll be up there tonight. We have a team that will be up there for part of next week, and so that integration is already underway, so we’re very comfortable about the timing and the effectiveness as well as on the merger application and the approval from the regulators and then through to system conversion. And we have a date already in place, Friday, July 14th through Sunday, July 16th. So all of the pieces are already lined up. We have a lot of work to do ahead of us, but I’m very comfortable with the plan and playbook that we have in place.

Tim Coffey
Okay. Then I’ll just ask this question, then. Were the staff hires done in 2Q with an eye that something, an acquisition like this, might be possible at the back half of the year?

Steven Gardner
Yes.

Tim Coffey
Okay. And then in terms of capital, pro forma TCE, a little bit less than what you’ve been running with this year, does that slow down your organic growth plans or acquisitive plans until you get that cap level a little bit bigger, or do you feel comfortable at that sub‑9 percent level?

Steven Gardner
I feel comfortable at that sub‑9 percent level. We’d be comfortable in running the business in the low 8’s, high 7’s; however, we’ll also be generating capital through this process, through the earnings that we’ll generate, both on a standalone basis and combined. And so the easy answer to your first part of the question is no, there’s nothing that’s going on at this point that is going to slow down either our organic growth or continuing to be acquisitive. We have been engaged in other conversations, and we see no reason why not to continue those conversations.

Tim Coffey
Okay. And then looking at the mortgage operations at Heritage Oaks, is that something that you’d consider adding to the Pacific Premier product suite?

Steven Gardner
We have historically not engaged in mortgage banking for a variety of reasons, just given the thin margins and the consumer compliance risk that goes along with it. I will say that Heritage Oaks has done a very nice job, and so it’s something that we’re going to take a look at to see if we might be able to benefit from that line of business.

Tim Coffey
Okay. Is that built into your numbers on the earnings accretion?

Steven Gardner
Yes.

Ron Nicolas
Yes, it is. Right, Tim.

Steven Gardner
Yes. We look at it on a couple of different levels, both in continuing that earnings stream or not continuing that earnings stream.

Tim Coffey
Okay. Okay. But for right now, it is built into that earnings stream?

Steven Gardner
Yes.

Tim Coffey
Okay. And then, finally, and I might have missed it, did you give a percentage for the core deposit intangible?

Steven Gardner
We did not. That’s something we can get to you at a later date, Tim.

Tim Coffey
Okay. All right. All right. Well, those were all my questions. Thank you very much.

Steven Gardner
Sure thing.

Ron Nicolas
Thanks, Tim.

Operator
The next question is from Sachin Shah of Albert Fried. Please go ahead.

Sachin Shah
Hi, good morning. Congratulations on the deal. So I have a macro question, because since the election, banks and financials have kind of rallied from November 8th. Your stock is up nearly 30 percent, and so I wanted to understand that dynamic on how you guys thought about that in light of the indices and peers rallying, including, as you were determining the exchange ratio for Heritage, which, although it’s up - you’re paying an implied 8 percent, it’s about 41, 42 percent since the election. And so I wanted to understand how comfortable you feel paying that in light of the market kind of leading the rally for banks and financials. Thank you.

Steven Gardner
Sure. So we are up year to date 63 percent. We’ve certainly benefited and have benefited generally more than others since the election. We set the exchange rate here a few weeks ago after the election, but prior to the announcement of the transaction. We wanted to lock in the economics. We think that they’re compelling for our shareholders given that this transaction is accretive to our tangible book value per share and 5 percent‑plus accretive to EPS in the first full year of operations in 2018. So in many ways, we think about it, and when we talk to targets, at the time that we reach an agreement and a meeting of the minds, and on a number of factors, including the exchange rate, that their shareholders are de facto shareholders, and we both share in the upside and the downside. But I think key is that at the time we set the exchange ratio, we were very comfortable with the economics to our shareholders.

Sachin Shah
Okay. And just as a follow‑up, so you feel comfortable that even in light of the market rallying, that the dynamics, as you pointed out, the economics made sense. And just as a follow‑up also - I just may have missed the regulatory approvals - you mentioned a late first quarter or early second quarter, but just maybe the regulatory approvals? Is the FDIC, Fed, OCC and any state approvals that are needed? Thank you.

Steven Gardner
So we are a state‑chartered Fed member bank, so our primary federal regulator is the Federal Reserve Bank, and our state regulator is the Department of Business Oversight for California. Those are the two primary regulators that will need to approve the transaction. We have a long history with them. As I mentioned, we have done seven other acquisitions, and if you go back and look in some of our investor slide decks, we actually list out the number of days from announcement to closing, and that should give you a pretty good idea of the speed at which we get our acquisitions closed. Each acquisition is different. There’s a review process.

Since I sit on the Board of Directors of the Federal Reserve Bank of San Francisco, each one of our applications is not approved under delegated authority but does go to Washington, D.C., but that in the past has not negatively impacted the timing and our ability to get transactions closed. We also have two banks here that have similar relatively straightforward, non‑complex business models, and, as such, I think that that will benefit the timing of the regulatory approvals and ultimately our ability to get this transaction closed by the latter part of Q1 or early Q2.

Sachin Shah
Okay. Thank you. Congratulations.

Steven Gardner
Thank you.

Operator
The next question comes from Don Worthington of Raymond James. Please go ahead.

Don Worthington
Thank you. Good morning, Steve and Ron.

Steven Gardner
Good morning, Don.

Ron Nicolas
Good morning.

Don Worthington
Just one other question. With the attractive core deposit base in a lower loan‑to‑deposit ratio at Heritage Oaks, was that a consideration when you were looking at this deal to try to maybe reduce your loan‑to‑deposit ratio below 100 percent, or is this just a fallout of a transaction that meets other criteria?

Steven Gardner
A couple of things. Every acquisition, Don, we look at, we start with the deposit base. That’s the only place we believe there is any franchise value created, with good quality, non‑interest bearing deposits that reflect real businesses that are banking with that institution, whether small, middle market, whatever the case, not simply depositors merely parking money. And that’s the first place we start, and we think and we know that Heritage Oaks has a very high quality deposit franchise.

Two, we’re comfortable running the business, as we’ve said before, at 100 and even as high as 105 percent loan‑to‑deposit ratio because of the quality and stability and stickiness of our own deposit base, and there are very similar qualities to Heritage Oaks. And so with that, it certainly becomes more attractive to us when we do come across institutions that not only have a quality deposit base but also a lower loan‑to‑deposit ratio where we can benefit from redeploying that liquidity into good quality loans over time.

Don Worthington
Okay. Great. Thanks for the color, and congratulations on the deal.

Steven Gardner
Thank you.

Ron Nicolas
Thanks, Don.

Operator
Ladies and gentlemen, this concludes our question‑and‑answer session, and I would like to turn the conference back over to Steven Gardner for any closing remarks.

CONCLUSION

Steven Gardner
Very good. Thank you, Chad, and I want to thank all of you for joining us this morning. If you have any other questions, please feel free to give either Ron or myself a call, and we would be happy to talk with you. Have a great day.

Operator
Thank you, sir. The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.